UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2000

                    Finders Keepers, Inc.
     (Exact name of Registrant as specified in charter)


Nevada                          0-27323        88-0429812
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)                File Number)   Identification)


711 Eastern Parkway, Brooklyn, New York           11213
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:

(718) 363-0588

                   Address has not changed
(Former name or former address, if changed, since last report)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The registrant has engaged Stark Tinter and Associates, LLC as its principal accountant to replace its former principal accountant, Barry L. Friedman, PC. The decision to change accountants was approved by the Audit Committee of the registrant. The change of accountants was due to the recent health problems experienced by Mr. Friedman. Neither of the reports of the former principal accountants on the financial statements for the period ending December 31, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending December 31, 1999 and the subsequent interim period through July 31, 2000, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending December 31, 1999 and the subject interim period, the registrant has not consulted G. Brad Beckstead, CPA regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). The registrant has provided Barry L. Friedman, PC with a copy of this disclosure and has requested that Barry L. Friedman, PC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Barry L. Friedman, PC's letter to the SEC dated July 31, 2000 is filed as Exhibit No. 1 to this report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

(c) Exhibit No. 1

Letter from Barry L. Friedman, PC
(Will be filed as soon as practicable after the accountant is available)

SIGNATURES

Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     July 31, 2000


                         FINDERS KEEPERS, INC.


                         By:

                         /s/Devorah Zirkind, President